FOURTH AMENDMENT OF DRILLING AND DEVELOPMENT AGREEMENT
ANT HILL UNIT
RIO BLANCO COUNTY, COLORADO

This Amendment, dated effective August 12, 2009, by and between EnCana Oil & Gas (USA) Inc. ("EnCana"), with offices at 370 17th Street, Suite 1700, Denver, CO 80202, and Eden Energy Corp. and its subsidiary Eden Energy Colorado LLC, with offices at 200 Burrard Street, Suite 1680, Vancouver, British Columbia V6C 3L6 Canada (together "Eden") amends that certain Drilling and Development Agreement (hereinafter the "Agreement") effective May 1, 2006, by and between Starlight Corporation ("Starlight") and EnCana, as amended. Capitalized terms used in this Amendment shall have the same meaning as set forth in the Ant Hill Unit Agreement, Ant Hill Unit Operating Agreement and/or the Agreement.

WHEREAS, Eden was assigned all of Starlight's interests in and to the Drilling and Development Agreement by that certain Agreement made by and between Starlight and Eden, dated August 31, 2007;

WHEREAS, Eden and EnCana wish to amend Article VII.B.1 of the Agreement to define the point at which an Earning Well is Drilled, Completed and Equipped and the point at which EnCana, as Unit Operator, shall take over operations of a new Earning Well; and

WHEREAS, Eden and EnCana wish to amend Article II.B of the Agreement to define certain costs, operations and expenses associated with the drilling, completing and equipping an Earning Well to its Sales Meter, and the sharing of those costs by the parties; and

WHEREAS, Eden and EnCana wish to amend Article IX of the Agreement to address water gathering and disposal costs to be paid by Eden in addition to the GPM Fee, and to provide for EnCana's construction of the Well Connect Facilities; and

WHEREAS, Eden and EnCana have agreed to extend the commencement date for the Continuous Drilling Program as provided in Article II.E of the Agreement to the earliest date possible after April 30, 2010 as soon as roads have dried sufficiently to allow access to locations identified by Eden as 2010 Earning Blocks, but no later than July 1, 2010;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. To delete Article VII.B.1 of the Agreement in its entirety and replace it with the following:

Subsequent Operatorship of Eden Wells- EnCana, as Unit Operator, shall take over operations of the Eden Wells following drilling, testing, completing and equipping the wells to their Sales Meters; provided, however, Eden shall retain the right to utilize its own pumpers and to conduct its own service operations on Eden Wells as Agent Operator. EnCana will perform the duties of operator of the Eden Wells in all other respects. In the event Eden decides to utilize its own pumpers and/or conduct its own service operations on Eden Wells, Eden shall immediately notify EnCana personnel, in accordance with the terms of the Unit Operating Agreement, of the operations needed to be conducted on any given Eden Well. Eden and EnCana shall work cooperatively to conduct said operations in a timely and cost efficient manner so as not to unreasonably interfere with production from said well and EnCana's physical operations and production within the Ant Hill Unit. With respect to the Earning Wells and any other Eden Well in which EnCana owns a working interest, EnCana will bear its proportionate share of the direct charges, including those for pumpers, and other direct costs incurred by Eden on behalf of the well in the same manner provided for in the COPAS accounting procedures attached as an Exhibit to the Unit Operating Agreement as would occur if Eden were the operator of that well and EnCana the non-operator. COPAS producing overhead rates for operating wells will not be affected by this provision, and Eden will bear its proportionate part of the COPAS producing overhead rate for Eden Wells pursuant to the terms and conditions of said COPAS accounting procedures. Eden will not be charged any COPAS overhead rates for EnCana Wells or EnCana Disposal Wells (as defined herein).

2. To delete Article II.B of the Agreement in its entirety and replace it with the following:
   EnCana Carry – Commitment Wells and Earning Wells. All costs, expenses and risks incurred or arising out of the permitting, drilling, testing, completing, equipping and/or plugging and abandoning of the Earning Wells shall be borne solely by Eden. EnCana will retain a 15% working interest in each Earning Well. Eden shall "carry" EnCana's working interest through the drilling, completion and equipping of each Earning Well to the Earning Well's Sales Meter (*i.e.,* Eden shall bear 100% of the costs and expenses attributable to EnCana's 15% interest). Thereafter EnCana will participate in the Earning Well pursuant to the terms of the Ant Hill Unit Operating Agreement.

   The terms "Drill," "Complete" and "Equip" shall be defined as set forth in the Unit Operating Agreement attached to the Agreement as Exhibit E, except that, for the purposes of this Agreement, the exclusion clause within the definition of "Equip" shall also include gas gathering lines, water disposal lines, Earning Well's Sales Meter and associated automation equipment from the Earning Well's Sales Meter. Notwithstanding anything to the contrary contained herein, costs incurred, associated with or arising out of drilling, completing and equipping the Earning Wells to their Sales Meters shall not be charged to the joint account but shall be borne 100% by Eden.

3. To delete Article IX of the Agreement in its entirety and replace it with the following:

a. **Marketing Agreement**- Eden and EnCana shall enter into the Gas Marketing Agreement attached to the Agreement as Exhibit H covering Eden's share of oil and gas produced from the Ant Hill Unit and Contract Area. In the event that EnCana is not marketing Eden's oil and gas produced from the Ant Hill Unit and Contract Area, then EnCana agrees that Eden shall have the right to transport and flow (subject to EnCana's then existing arrangements for gathering with third parties) through the gathering and other production facilities, including the current or any successor gas plant, a volume of 9MMcfd of Gas production from Eden's oil and gas interest in the Ant Hill Unit and Contract Area.

b. **Water Disposal**- As of the effective date of this Amendment, and subject to available capacity, as determined by EnCana, EnCana will dispose of produced water from all Eden Wells located within the Ant Hill Unit and Contract Area into the WRD #29-33 WDW or other existing or future water disposal well(s) ("EnCana Disposal Wells") for an initial fee of $0.65 per barrel ("Water Fee"). Notwithstanding anything to the contrary contained in this Agreement, the Water Fee shall be adjusted, up or down, on or before each anniversary of the effective date of this Amendment to reflect Eden's proportionate share of EnCana's actual costs of disposing of produced water from the Eden Wells in the year preceding such anniversary, including but not limited to, actual costs to maintain EnCana Disposal Wells and the Well Connect Facilities related to produced water and for trucking costs and disposal fees for any offsite disposal facilities. Eden's share of such costs shall be calculated based on its proportionate share of the volume of produced water. Eden's proportionate share of produced water shall be based on the volume of produced water reported to the Minerals Management Services. EnCana shall act as a reasonable and prudent operator to minimize water disposal costs.

If at any time, and from time to time, EnCana determines in its reasonable discretion that Capital Improvements to the EnCana Disposal Wells or Well Connect Facilities related to produced water are necessary, the Water Fee shall be adjusted, based upon the actual costs of such Capital Improvements amortized over a three (3) year period. Capital Improvements shall mean improvements to existing, and/or construction of new, EnCana Disposal Wells and Well Connect Facilities related to produced water. Prior to commencing a capital improvement, EnCana shall provide Eden with a copy of the AFE for such improvements for informational purposes only. Under no circumstance shall the Water Fee be greater than the then-current cost of actual trucking and disposal at an offsite facility.

c. **Gathering Lines**-

   i. Within forty-five (45) days of receipt of notice from Eden of Eden's intention to file an APD for an Earning Well to be drilled within the Contract Area, EnCana shall provide the design, construction and

specifications of the gas and water pipeline and/or right-of-way to be submitted and permitted along with said APD.

ii. Eden shall notify EnCana of the date at which an Earning Well has been drilled, tested, completed and equipped to the Sales Meter. Within thirty (30) days of receiving said notification, EnCana may begin to construct, at its sole risk and expense, facilities ("Well Connect Facilities") necessary to deliver and measure gas and water from each Eden Well Sales Meter into the point of connection with the existing Ant Hill Unit gathering system. Well Connect Facilities shall include, without limitation, gas gathering lines, water lines, Earning Well's Sales Meter and associated automation equipment necessary to deliver and measure gas and water from each Eden Well Sales Meter to the point of connection with the existing Ant Hill Unit gathering system. Such Well Connect Facilities shall become Ant Hill Unit equipment and property and shall be owned by EnCana.

iii. In the event EnCana fails to commence construction of the Well Connect Facilities within thirty (30) days of receipt of notice from Eden, Eden may proceed to build the Well Connect Facilities subject to the following conditions:

1. Well Connect Facilities necessary to deliver and measure gas and water into the Ant Hill gathering system will be constructed at Eden's sole risk and expense. Prior to constructing the Well Connect Facilities, Eden shall prepare and provide to EnCana a detailed cost estimate ("Facility Cost Estimate") and the name of contractor chosen by Eden. Upon receipt, EnCana shall have five (5) business days to review and give notice of any objection to the Facility Cost Estimate and/or contractor to be used. If EnCana notifies Eden of its objection during such period, the parties shall use reasonable efforts to resolve such discrepancies and agree on the contractor to be used and/or Facility Cost Estimate for the applicable Well Connect Facility. If no notice from EnCana is received by Eden within the review period, Eden may proceed with the construction of the Well Connect Facilities.

2. Eden shall submit invoices and support documents detailing actual costs associated with constructing the facilities ("Facility Cost"). Within sixty (60) days of receipt of such documentation of Facility Costs for each Well Connect Facility, EnCana shall either a) prepare a reimbursement schedule reflecting amounts equal to 100% of the actual costs divided into thirty-six (36) monthly amounts and EnCana shall remit such payment to Eden before the last day of each month thereafter, or b)

EnCana shall remit such payments to reimburse Eden the full Facility Cost. Notwithstanding anything to the contrary contained herein, should the actual Facility Cost exceed 110% of the Facility Cost Estimate, EnCana shall not be obligated to reimburse Eden for costs exceeding 110% of the Facility Cost Estimate, unless EnCana has previously approved such excess costs. Upon reimbursement, as provided for herein, of each Well Connect Facility, Eden shall assign and transfer ownership to the facilities to EnCana.

4. Eden's obligation to continue to drill Eden Wells with no more than 30 days between drilling rig release on one Eden Well and the commencement of actual operations for the drilling of the next succeeding Eden Well shall be amended as follows:

   Eden shall commence actual drilling operation on the earliest date possible after April 30, 2010 on which roads have dried sufficiently to allow access to locations identified by Eden as 2010 Earning Blocks, but actual drilling operation must commence by July 1, 2010.

   Eden shall drill a minimum of four (4) Earning Wells in 2010, two (2) of which must qualify as Unit Obligation Wells pursuant to the terms of the Ant Hill Unit Agreement.

In all other respects, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective as of the date hereinabove provided.

EnCana Oil & Gas (USA) Inc.

By: [signature]
Ricardo D. Gallegos
Attorney-in-Fact

Date: 8/12/09

Eden Energy Corp.

By: [signature] Larry B Kellison
Larry Kellison
Chief Operating Officer

Date: 8/12/09

Eden Energy Colorado LLC

By: [signature] Larry B Kellison
Larry Kellison
Chief Operating Officer

Date: 8/12/09

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 12th day of August, 2009, by Ricardo D. Gallegos as attorney-in-fact of EnCana Oil & Gas (USA) Inc.

My Commission Expires: 3/25/13

April Jackson
Notary Public

APRIL JACKSON NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 03/25/2013

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 12th day of August, 2009, by Larry Kellison as Chief Operating Officer of Eden Energy Colorado LLC.

My Commission Expires: 2-28-11

Jessica Werner
Notary Public

JESSICA WERNER NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 02/28/2011

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 12th day of August, 2009, by Larry Kellison as Chief Operating Officer of Eden Energy Corp.

My Commission Expires: 2-28-11

Jessica Werner
Notary Public

JESSICA WERNER NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 02/28/2011